UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2023

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	333-268707	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, White River Energy Corp (the “Company”) from time to time has borrowed amounts from related parties, principally Randy May, its Chief Executive Officer and an over 10% shareholder, and to a lesser extent, Jay Puchir, its Chief Financial Officer and an over 10% shareholder, and has accrued certain salary payments for these individuals, who agreed to defer such payment. As of October 17, 2023, the Company owes approximately $7,000,075 to the related parties, which amount includes approximately $2,903,925 in advances from Randy May and approximately $69,139 in advances from Jay Puchir from July 1, 2023 through October 17, 2023 as well as earlier advances from the related parties which were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-268707) under “Related Party Transactions” beginning on page 84. The Company has agreed to repay these advances with interest equal to the applicable federal rate as it may change from time to time. The Company intends to repay these advances as cash becomes available to it, including potentially through its capital raising efforts.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: October 19, 2023	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer